UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

(Date of report) August 8, 2022

(Date of earliest event reported) August 4, 2022

ONE Gas, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-36108	46-3561936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 East Fifth Street, Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 947-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	OGS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Underwriting Agreement

On August 4, 2022, ONE Gas, Inc. (“ONE Gas”) entered into an underwriting agreement (the “Underwriting Agreement”) with RBC Capital Markets, LLC, Truist Securities, Inc., and Wells Fargo Securities, LLC, as representatives of the underwriters named therein (the “Underwriters”), with respect to the issuance and sale by ONE Gas of $300,000,000 aggregate principal amount of its 4.25% Senior Notes due 2032 (the “Notes”).

The Underwriting Agreement contains customary representations, warranties and agreements by ONE Gas and customary conditions to closing, indemnification obligations of ONE Gas, on the one hand, and the Underwriters, on the other hand, including for liabilities under the Securities Act of 1933, as amended, obligations of the parties and termination provisions.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Supplemental Indentures and Notes

On August 8, 2022, ONE Gas completed the underwritten public offering (the “Offering”) of the Notes. ONE Gas registered the sale of the Notes with the Securities and Exchange Commission (the “Commission”) pursuant to a Registration Statement on Form S-3 (Registration No. 333-236658) filed on February 26, 2020. ONE Gas anticipates using the net proceeds from the Offering to repay amounts outstanding under its commercial paper program and for general corporate purposes.

The terms of the Notes are governed by the Indenture, dated as of January 27, 2014 (the “Base Indenture”), between ONE Gas and U.S. Bank Trust Company, National Association (successor to U.S. Bank National Association), as trustee (the “Trustee”), as supplemented by the Supplemental Indenture No. 6 (the “Sixth Supplemental Indenture”) dated as of August 8, 2022.

Each of the Base Indenture and the Sixth Supplemental Indenture is filed herewith as Exhibit 4.1 and 4.2, respectively, and is incorporated herein by reference. The form of the Notes is filed herewith as Exhibit 4.3 and is incorporated herein by reference. In addition, the legal opinions related to the Notes are filed herewith as Exhibit 5.1 and 5.2 and are incorporated herein by reference.

Affiliations

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The Underwriters and their respective affiliates have provided in the past and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for ONE Gas or its subsidiaries for which they will receive customary fees. Affiliates of certain of the Underwriters are also lenders under ONE Gas’ credit facility and dealers under ONE Gas’ $1.0 billion commercial paper program.

The Trustee and certain of its affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial and investment banking services for ONE Gas for which they received or will receive customary fees and expenses. U.S. Bank National Association, an affiliate of the Trustee is a lender under ONE Gas’ credit facility, and U.S. Bancorp Investments, Inc., an affiliate of the Trustee is an Underwriter of the Notes.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 with respect to the Notes and the Indenture above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated August 4, 2022, between ONE Gas, Inc., and RBC Capital Markets, LLC, Truist Securities, Inc., and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

4.1	Indenture, dated as of January 27, 2014, between ONE Gas, Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 10.1 to ONE Gas, Inc.’s Current Report on Form 8-K filed on January 30, 2014 (File No. 1-36108)).

4.2	Sixth Supplemental Indenture, dated as of August 8, 2022, between ONE Gas, Inc. and U.S. Bank Trust Company, National Association, as trustee, with respect to the 4.25% Notes due 2032.

4.3	Form of Notes due 2032 (included in Exhibit 4.2 above).

5.1	Opinion of GableGotwals.

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of GableGotwals (included in Exhibit 5.1 hereto).

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONE Gas, Inc.

Date: August 8, 2022	By:	/s/ Caron A. Lawhorn
Caron A. Lawhorn
Senior Vice President and Chief Financial Officer